SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: September 30, 2002


                        GLOBAL ASSETS AND SERVICES, INC.
                        --------------------------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


FLORIDA                        33-41063-A              59-2960590
------------------            -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


              3816 W. Linebaugh Avenue, Suite 200, Tampa, FL 33624
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (813) 960-0557






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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

               None.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        The Company has agreed to enter into a License Agreement whereby it is participating in License revenues in consideration for assistance in marketing in the US, Tomigel and Junon Systems, through Global's newly formed, wholly owned subsidiary, ZYX International, Inc.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.


ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.


ITEM 5.    OTHER EVENTS

        Global has agreed to issue shares as follows:

        1. Issue 200,000 S-8 shares of common stock to Koki Nagashima for consulting services in the filed of encryption software and other related consulting services.

        2. Issue 1,750,000 shares of restricted common stock to Koki Nagashima for consulting and acquisition services pertaining to TOMIGEL and JUNON System.

        3. Issue 300,000 shares of restricted common stock to Mitsunobu Amazaki for providing consulting and acquisition services for encryption software.

        4. Issue 90,000 S-8 shares to Dr. Shigetomi Komatsu for consulting services pertaining to TOMIGEL and JUNON System.

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PRODUCT DESCRIPTION

Tomigel is an inorganic soil-hardening agent that has been developed in order to harden any kind of soil from volcanic ash and sea sand to industrial waste. Tomigel, with its excellent chemical distinction that does not restrict any aggregate composition, can be utilized to solidify various on the spot soil types without the use of gravel or sand required in the mixing of concrete. In addition, the substances hardened by the addition of Tomigel display increased integrity and strength over typical concrete mixtures.

Tomigel can also be used to safely and effectively neutralize and solidify industrial waste and other environmentally detrimental substances. Sludge, incinerated ash, and other forms of industrial and environmental waste can be contained and deactivated with Tomigel.

Tomigel with its variety of uses both commercially and environmentally and its attributes that add strength and durability to a variety of soil types, is a revolutionary material that will prove to benefit industry with decreased cost and an increased quality of product. Tomigel will also benefit the environment by containing harmful substances.

There are two types of Tomigel: Tomigel-3 and Tomigel-5.

A.       Tomigel - 3  (For sludge and industrial wastes)
Tomigel - 3 has been developed for solidifying and closing in sludge of high water content, incinerated ashes, and harmful materials such as P C B, Cyanide, Cadmium, Lead, Arsenic, and also such heavy metals as Iron, Nickel, Copper, etc.

B.       Tomigel - 5 (For General Construction)
Tomigel - 5 has been developed for stabilizing roadbed, sub-base, and paving road surface, using the soil on the site spot as aggregate compositions. Tomigel
- 5 can also be used in construction and as an additive in materials to increase their strength, non-permeability, and durability.


PROCESS DESCRIPTION

Junon System-

Junon System is a polystyrene(styrofoam) dissolving agent that quickly, safely, and non-toxically dissolves polystyrene materials and turns them into a gel, while maintaining the basic chemical composition of the polystyrene so it can be recycled. The consolidation of the polystyrene material into a gel that is a fraction of the size of the original material allows for a more efficient removal and recycling of the material.

Frances McCrimmon, 54, was appointed as a Director of Global Assets and Services, INC. on September 13, 2002. Mrs. McCrimmon, a recently retired elementary school principal with 30 years experience with the Pasco County School System, resides in Wesley Chapel, FL. Mrs. McCrimmon attended the University of South Florida in Tampa, FL and earned a Bachelor's Degree in 1972 for Elementary Education and Exceptional Student Education; a Master's Degree in 1986 in Elementary Education; and a Master's Degree in Educational Leadership in 1992. Mrs. McCrimmon is currently employed as the lead teacher at the Academy at the Farm, a newly established charter school located in Dade City, FL. During Mrs. McCrimmon's tenure in Pasco County, she recruited and hired more than 400 employees, conducted staff development activities in Facilitative Leadership, Myers-Briggs Personality Profiles, Clinical Education,and worked with the Florida State Department of Education to develop curriculum for Exceptional Education students. Mrs. McCrimmon has made presentations representing the Pasco County School System at many national, state, and local conferences and conventions.


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ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

                None


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        Financial Statements - None.


        Exhibits - 10.1  License Agreement



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 30, 2002                      GLOBAL ASSETS & SERVICES, INC.


                                             By: /s/ Bertram Cutler
                                                 ---------------------------
                                                 Bertram Cutler, President